Exhibit 99.1

Mistras Group Announces Results for Period Ended December 31, 2016
MISTRAS Group, Inc. March 16, 2017 4:01 PM

PRINCETON JUNCTION, N.J., March 16, 2017 (GLOBE NEWSWIRE) - Mistras Group, Inc. (MG: NYSE), a leading "one source" global provider of technology-enabled asset protection solutions, reported financial results for its abbreviated fiscal period (the “2016 stub period”) which commenced on June 1, 2016 and ended December 31, 2016. The 2016 stub period is a result of the Company's previously announced change in its fiscal year to December 31 in order to better align the Company's budgeting and planning cycles with those of its customers.

Revenues for the 2016 stub period were $404.2 million, or 6% lower than in the comparable period of 2015. Net income during the 2016 stub period was $9.6 million or $0.32 per diluted share, both measures reflecting declines of approximately 50% compared with the comparable period of 2015. Included in the 2016 stub period were pre-tax charges aggregating approximately $5 million, primarily associated with the acceleration of certain costs to align with the Company's new December 31 fiscal year-end, and other charges which included severance and the write-off of an intangible asset.

The Company generated $30.3 million of cash from operating activities during the 2016 stub period and approximately $20 million in free cash flow, defined as cash flow from operating activities less cash used to purchase property, plant and equipment and intangible assets. The Company utilized its free cash flow during the 2016 stub period for acquisitions ($8.3 million) and to repurchase $9 million of stock. The Company’s net debt (total debt less cash) of $84.3 million at December 31, 2016 was approximately 1.1x Adjusted EBITDA.

Adjusted EBITDA for the 2016 stub period was $43 million, or 10.6% of revenues, compared with $58 million in the comparable period of the prior year. The decline of $15 million was almost entirely driven by the Company’s Services segment, which experienced a weaker than expected fall 2016 turnaround season.

Dr. Sotirios Vahaviolos, Chairman and Chief Executive Officer stated, "As mentioned in our recent earnings calls, the fall 2016 season was an especially challenging market in North America, as workloads from many customers were less than in prior year. These conditions caused results in our Services segment to suffer a poor comparison to prior year that more than offset continued positive performance in our International segment. Having realized strong improvements in our fiscal year that ended May 31, 2016, the fall off that we experienced in the second half of calendar 2016 was very disappointing.”

Dr. Vahaviolos added: “Unfortunately, the market has not yet rebounded in the spring of 2017. We are using this time to make further adjustments to our cost structure, and to enhance our competitive position by adding capabilities that will help our customers in new and exciting ways. We will use 2017 to position Mistras to drive incrementally more value for our customers, and to make investments that will reignite our profitable growth in 2018 and beyond. "

Planning Assumptions and Guidance for 2017
The Company is introducing its planning assumptions and guidance for fiscal year 2017 that commenced on January 1, 2017. The Company expects that the present range for petroleum prices will persist for the foreseeable future, causing oil and gas customer spend for inspection services to be correspondingly flat to down.
Information obtained from North American oil and gas customers suggests that their spending in the first half of calendar 2017 will continue to trend lower than prior year, albeit at a lower rate of decline than in the fall of 2016. Spending levels are expected to pick up modestly in the second half of 2017. The Company’s results for the first half and second half of 2017 are expected to reflect this dynamic.
Total revenues for 2017 are expected to be between $670 million to $700 million, or roughly flat with calendar 2016 revenues of $685 million. The Company’s net income for calendar 2016 was $16 million, including net of tax charges of approximately $5 million. Net income for 2017 is expected to range from $20 million to $23 million. Earnings per diluted share is expected to range from 68 cents to 78 cents. Adjusted EBITDA for calendar year 2016 was $74 million, or 11% of revenues. Adjusted EBITDA for calendar 2017 is expected to be between $73 million to $78 million.
The Company expects that its operating cash flow will approximate $50 million, inclusive of funding over $6 million pertaining to a prior year legal settlement. Capital expenditures are expected to be approximately $20 million, inclusive of approximately $5 million to be used to build out the Company’s facilities and equipment to service its recent long-term contract with Safran in France.

Conference Call

In connection with this release, Mistras will hold a conference call on March 17, 2017 at 9:00 a.m. (Eastern). The call will be broadcast over the Web and can be accessed on Mistras' Website, www.mistrasgroup.com. Individuals in the U.S. wishing to participate in the conference call by phone may call 1-844-832-7227 and use confirmation code 88319215 when prompted. The International dial-in number is 1-224-633-1529.

About Mistras Group, Inc.

Mistras offers one of the broadest "one source" services and technology-enabled asset protection solution portfolios in the industry used to evaluate the structural integrity of energy, industrial and public infrastructure. Mission critical services and solutions are delivered globally and provide customers with the ability to extend the useful life of their assets, improve productivity and profitability, comply with government safety and environmental regulations and enhance risk management operational decisions.

Mistras uniquely combines its industry leading products and technologies - 24/7 on-line monitoring of critical assets; mechanical integrity ("MI") and non-destructive testing ("NDT") services; destructive testing services; and its proprietary world class data warehousing and analysis software - to provide comprehensive and competitive products, systems and services solutions from a single source provider.

For more information, please visit the company's website at www.mistrasgroup.com.

Forward-Looking and Cautionary Statements
Certain statements made in this press release are "forward-looking statements" about Mistras' financial results and estimates, products and services, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's Annual Report on Form 10-K for fiscal 2016 filed with the Securities and Exchange Commission on

August 15, 2016, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and Mistras undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Use of Non-GAAP Measures and Unaudited Proforma Financial Information
In addition to financial information prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. The term "Adjusted EBITDA" used in this release is a financial measurement not calculated in accordance with GAAP. A Reconciliation of Adjusted EBITDA to a financial measurement under GAAP is set forth in a table attached to this press release. In addition, the Company has also included in the attached tables non-GAAP measurement” “Segment and Total Company Income (Loss) Before Special Items”, reconciling these measurements to financial measurements under GAAP. The Company uses the term “free cash flow”, a non-GAAP measurement the Company defines as free cash flow as cash provided by operating activities less capital expenditures (which is classified as an investing activity). Free cash flow does not represent residual cash flow available for discretionary expenditures since items such as debt repayments are not deducted in determining such measures. The Company also uses the term “net debt”, a non-GAAP measurement defined as the sum of the current and long-term portions of long-term debt and capital lease obligations, less cash and cash equivalents. The Company believes that investors and other users of the financial statements benefit from the presentation of these non-GAAP measurements because they provide additional metrics to compare the Company's operating performance on a consistent basis and measure underlying trends and results of the Company's business.

The accompanying unaudited proforma summary operating information and unaudited proforma reconciliations of net income to Adjusted EBITDA for each of the 2016 and 2015 quarterly periods and calendar years presented has been prepared as-if the Company had historically reported on a calendar year basis.  Certain assumptions have been made in preparing the information on this basis.

Mistras Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2016	May 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$19,154	$21,188
Accounts receivable, net	130,852	137,913
Inventories	10,017	9,918
Deferred income taxes	6,230	6,216
Prepaid expenses and other current assets	16,399	12,711
Total current assets	182,652	187,946
Property, plant and equipment, net	73,149	78,676
Intangible assets, net	40,007	43,492
Goodwill	169,940	169,220
Deferred income taxes	1,086	1,000
Other assets	2,593	2,341
Total Assets	$469,427	$482,675

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$6,805	$10,796
Accrued expenses and other current liabilities	58,697	62,983
Current portion of long-term debt	1,379	12,553
Current portion of capital lease obligations	6,488	7,835
Income taxes payable	4,342	2,710
Total current liabilities	77,711	96,877
Long-term debt, net of current portion	85,917	72,456
Obligations under capital leases, net of current portion	9,682	11,932
Deferred income taxes	17,584	18,328
Other long-term liabilities	7,789	6,794
Total Liabilities	198,683	206,387

Commitments and contingencies

Equity
Preferred stock, 10,000,000 shares authorized	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 29,216,745 and 28,939,993 shares issued	292	290
Additional paid-in capital	217,211	213,737
Treasury stock at cost, 420,258 and 0 shares	(9,000)	—
Retained earnings	91,803	82,235
Accumulated other comprehensive loss	(29,724)	(20,099)
Total Mistras Group, Inc. stockholders’ equity	270,582	276,163
Noncontrolling interests	162	125
Total Equity	270,744	276,288
Total Liabilities and Equity	$469,427	$482,675

Mistras Group, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(in thousands, except per share data)

	Stub period ended
	December 31, 2016	December 31, 2015
Revenue	$404,161	$427,913
Cost of revenue	274,298	292,718
Depreciation	12,859	12,005
Gross profit	117,004	123,190
Selling, general and administrative expenses	91,058	81,117
Research and engineering	1,577	1,431
Depreciation and amortization	6,340	6,503
Acquisition-related expense (benefit), net	496	(959)
Income from operations	17,533	35,098
Interest expense	2,052	3,672
Income before provision for income taxes	15,481	31,426
Provision for income taxes	5,870	11,627
Net income	9,611	19,799
Less: net income (loss) attributable to noncontrolling interests, net of taxes	43	(15)
Net income attributable to Mistras Group, Inc.	$9,568	$19,814
Earnings per common share
Basic	$0.33	$0.69
Diluted	$0.32	$0.67
Weighted average common shares outstanding:
Basic	28,989	28,810
Diluted	30,125	29,676

Mistras Group, Inc. and Subsidiaries
Unaudited Operating Data by Segment
(in thousands)

	Stub Period Ended
	December 31, 2016	December 31, 2015
Revenues
Services	$293,218	$327,118
International	104,013	87,411
Products and Systems	14,541	18,786
Corporate and eliminations	(7,611)	(5,402)
	$404,161	$427,913

	Stub Period Ended
	December 31, 2016	December 31, 2015
Gross profit
Services	$75,784	$87,514
International	34,210	26,762
Products and Systems	6,920	8,986
Corporate and eliminations	90	(72)
	$117,004	$123,190

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Segment and Total Company Income (Loss) from Operations (GAAP) to Income before Special Items (non-GAAP)
(in thousands)

	Stub period ended
	December 31, 2016	December 31, 2015
Services:
Income from operations (GAAP)	$22,411	$37,175
Severance costs	77	188
Acquisition-related expense (benefit), net	236	(593)
Income before special items (non-GAAP)	22,724	36,770

International:
Income from operations (GAAP)	10,597	6,888
Severance costs	474	175
Asset write-offs and lease terminations	1,042	—
Acquisition-related expense (benefit), net	29	(457)
Income before special items (non-GAAP)	12,142	6,606

Products and Systems:
(Loss) income from operations (GAAP)	(254)	2,613
Severance costs	14	17
(Loss) income before special items (non-GAAP)	(240)	2,630

Corporate and Eliminations:
Loss from operations (GAAP)	(15,221)	(11,578)
Severance costs	133	—
Acquisition-related expense (benefit), net	231	91
Loss before special items (non-GAAP)	(14,857)	(11,487)

Total Company
Income from operations (GAAP)	$17,533	$35,098
Severance costs	$698	$380
Asset write-offs and lease terminations	$1,042	$—
Acquisition-related expense (benefit), net	$496	$(959)
Income before special items (non-GAAP)	$19,769	$34,519

Mistras Group, Inc. and Subsidiaries
Unaudited Summary Cash Flow Information
(in thousands)

Stub period ended
December 31, 2016

Net cash provided by (used in):
Operating activities	$30,259
Investing activities	(17,374)
Financing activities	(12,869)
Effect of exchange rate changes on cash	(2,050)
Net change in cash and cash equivalents	$(2,034)

Mistras Group, Inc. and Subsidiaries
Reconciliation of Net Cash Provided from Operating Activities (GAAP) to Free Cash Flow (non-GAAP)
(in thousands)

Stub Period ended December 31, 2016
GAAP: Net cash provided from operating activities	$30,259
Less:
Purchase of property, plant and equipment	(9,093)
Purchase of intangible assets	(697)
non-GAAP: Free cash flow	$20,469

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Net Income to Adjusted EBITDA
(in thousands)

	Stub period ended
	December 31, 2016	December 31, 2015

Net income	$9,611	$19,799
Less: net income (loss) attributable to noncontrolling interests, net of taxes	43	(15)
Net income attributable to Mistras Group, Inc.	$9,568	$19,814
Interest expense	2,052	3,672
Provision for income taxes	5,870	11,627
Depreciation and amortization	19,199	18,508
Share-based compensation expense	4,601	3,792
Acquisition-related expense (benefit), net	496	(959)
Severance	698	380
Foreign exchange (gain) loss	(675)	728
Asset write-offs and lease terminations	1,042	—
Adjusted EBITDA	$42,851	$57,562

Mistras Group, Inc. and Subsidiaries
Unaudited Reconciliation of
Estimated Adjusted EBITDA and Estimated Net Income for 2017
(in millions)

	For the Year Ended December 31, 2017
	Low	High
Estimated Net Income	$20.0	$23.0
Interest expense	3.5	3.5
Provision for income taxes	11.0	13.0
Depreciation and amortization	31.5	31.5
Share-based compensation expense	7.0	7.0
Estimated Adjusted EBITDA	$73.0	$78.0

Mistras Group, Inc. and Subsidiaries Unaudited Proforma Summary of Operating Information (in thousands, except per share data)
	Three Months Ended							Year Ended
	3/31/2016	6/30/2016		9/30/2016		12/31/2016		2016
Revenue	$167,455	$178,340		$168,811		$170,156		$684,762
Cost of revenue	118,229	121,044		112,754		116,902		468,929
Depreciation	5,256	5,761		5,406		5,276		21,699
Gross profit	43,970	51,535		50,651		47,978		194,134
Selling, general and administrative expenses	35,054	43,537		34,995		39,713		153,299
Research and engineering	662	623		643		742		2,670
Depreciation and amortization	2,762	2,865		2,513		2,549		10,689
Acquisition-related expense (benefit), net	(153)	(330)		384		94		(5)
Income from operations	5,645	4,840		12,116		4,880		27,481
Interest expense	1,100	340		778		857		3,075
Income before provision for income taxes	4,545	4,500		11,338		4,023		24,406
Provision for income taxes	1,088	1,737		4,083		1,581		8,489
Net income	3,457	2,763		7,255		2,442		15,917
Less: net income attributable to noncontrolling interests, net of taxes	10	2		17		20		49
Net income attributable to Mistras Group, Inc.	$3,447	$2,761	—	$7,238	—	$2,422	—	$15,868
Earnings per common share
Basic	$0.12	$0.10		$0.25		$0.08		$0.55
Diluted	$0.12	$0.09		$0.24		$0.08		$0.53
Weighted average common shares outstanding:
Basic	28,915	28,932		29,051		28,943		28,960
Diluted	29,966	30,152		30,231		29,920		30,114

Mistras Group, Inc. and Subsidiaries Unaudited Proforma Reconciliation of Net Income to Adjusted EBITDA and Unaudited Proforma Segment Data (in thousands, except per share data)
	Three Months Ended							Year Ended
	3/31/2016	6/30/2016		9/30/2016		12/31/2016		2016
Net income	$3,457	$2,763		$7,255		$2,442		$15,917
Less: net income attributable to noncontrolling interests, net of taxes	10	2		17		20		49
Net income attributable to Mistras Group, Inc.	3,447	2,761	—	7,238	—	2,422	—	15,868
Interest expense	1,100	340		778		857		3,075
Provision for income taxes	1,088	1,737		4,083		1,581		8,489
Depreciation and amortization	8,018	8,626		7,919		7,825		32,388
Share-based compensation expense	1,729	1,466		1,966		2,163		7,324
Acquisition-related expense (benefit), net	(153)	(330)		384		94		(5)
Severance	54	673		265		433		1,425
Foreign exchange (gain) loss	(282)	(237)		(835)		(11)		(1,365)
Legal settlement	—	6,320		—		—		6,320
Adjusted EBITDA	$15,001	$21,356		$21,798		$15,364		$73,519

Segment Data:
Revenues
Services	$131,579	$136,358		$127,153		$124,289		$519,379
International	30,980	36,373		37,922		43,486		148,761
Products	6,680	6,467		6,807		6,094		26,048
Corporate and Eliminations	(1,784)	(858)		(3,071)		(3,713)		(9,426)
	$167,455	$178,340		$168,811		$170,156		$684,762
Operating Income
Services	$11,339	$7,372		$12,221		$6,856		$37,788
International	720	2,454		5,751		5,918		14,843
Products	(132)	(114)		806		(740)		(180)
Corporate and Eliminations	(6,282)	(4,872)		(6,662)		(7,154)		(24,970)
	$5,645	$4,840		$12,116		$4,880		$27,481
Adjusted EBITDA
Services	$16,773	$19,467		$18,111		$12,121		$66,472
International	2,288	4,954		6,994		8,365		22,601
Products	445	492		1,358		(88)		2,207
Corporate and Eliminations	(4,505)	(3,557)		(4,665)		(5,034)		(17,761)
	$15,001	$21,356		$21,798		$15,364		$73,519

Mistras Group, Inc. and Subsidiaries Unaudited Proforma Summary of Operating Information (in thousands, except per share data)
	Three Months Ended							Year Ended
	3/31/2015	6/30/2015		9/30/2015		12/31/2015		2015
Revenue	$168,873	$170,932		$187,173		$184,306		$711,284
Cost of revenue	121,036	122,005		127,391		125,044		495,476
Depreciation	5,225	5,270		5,188		5,135		20,818
Gross profit	42,612	43,657		54,594		54,127		194,990
Selling, general and administrative expenses	32,814	39,256		34,241		34,408		140,719
Research and engineering	637	539		661		603		2,440
Depreciation and amortization	3,047	3,009		2,714		2,788		11,558
Acquisition-related expense (benefit), net	(1,656)	(2,131)		(883)		(76)		(4,746)
Income from operations	7,770	2,984		17,861		16,404		45,019
Interest expense	1,181	1,155		1,960		1,360		5,656
Income before provision for income taxes	6,589	1,829		15,901		15,044		39,363
Provision for income taxes	2,479	689		5,982		5,659		14,809
Net income	4,110	1,140		9,919		9,385		24,554
Less: net income (loss) attributable to noncontrolling interests, net of taxes	(51)	(35)		(20)		9		(97)
Net income attributable to Mistras Group, Inc.	$4,161	$1,175	—	$9,939	—	$9,376	—	$24,651
Earnings per common share
Basic	$0.15	$0.04		$0.35		$0.32		$0.86
Diluted	$0.14	$0.04		$0.34		$0.32		$0.83
Weighted average common shares outstanding:
Basic	28,683	28,703		28,776		28,878		28,760
Diluted	29,595	29,638		29,524		29,720		29,632

Mistras Group, Inc. and Subsidiaries Unaudited Proforma Reconciliation of Net Income to Adjusted EBITDA and Unaudited Proforma Segment Data (in thousands, except per share data)
	Three Months Ended							Year Ended
	3/31/2015	6/30/2015		9/30/2015		12/31/2015		2015
Net income	$4,110	$1,140		$9,919		$9,385		$24,554
Less: net income (loss) attributable to noncontrolling interests, net of taxes	(51)	(35)		(20)		9		(97)
Net income attributable to Mistras Group, Inc.	4,161	1,175	—	9,939	—	9,376	—	24,651
Interest expense	1,181	1,155		1,960		1,360		5,656
Provision for income taxes	2,479	689		5,982		5,659		14,809
Depreciation and amortization	8,272	8,279		7,902		7,923		32,376
Share-based compensation expense	458	1,694		1,909		1,304		5,365
Acquisition-related expense (benefit), net	(1,656)	(2,131)		(883)		(76)		(4,746)
Severance	160	1,186		60		320		1,726
Foreign exchange (gain) loss	127	640		(214)		399		952
Charges related to exit of foreign operations	—	2,516		—		—		2,516
Asset write-offs and lease terminations	—	1,029		—		—		1,029
Adjusted EBITDA	$15,182	$16,232		$26,655		$26,265		$84,334

Segment Data:
Revenues
Services	$131,161	$132,626		$143,249		$139,263		$546,299
International	30,854	32,715		37,936		38,964		140,469
Products	8,603	7,980		8,916		7,569		33,068
Corporate and Eliminations	(1,745)	(2,389)		(2,928)		(1,490)		(8,552)
	$168,873	$170,932		$187,173		$184,306		$711,284
Operating Income
Services	$11,689	$12,821		$17,584		$15,584		$57,678
International	(2,190)	(1,845)		3,343		4,543		3,851
Products	1,586	538		1,526		1,011		4,661
Corporate and Eliminations	(3,315)	(8,530)		(4,592)		(4,734)		(21,171)
	$7,770	$2,984		$17,861		$16,404		$45,019
Adjusted EBITDA
Services	$16,135	$17,037		$22,178		$21,548		$76,898
International	(675)	1,481		5,646		6,429		12,881
Products	2,198	1,232		2,093		1,611		7,134
Corporate and Eliminations	(2,476)	(3,518)		(3,262)		(3,323)		(12,579)
	$15,182	$16,232		$26,655		$26,265		$84,334